DraftKings Reports First Quarter Revenue of $770 Million; Raises 2023 Revenue Guidance Midpoint to $3.185 Billion and Improves 2023 Adjusted EBITDA Guidance Midpoint to ($315) Million

Expects to be Approximately Breakeven on an Adjusted EBITDA Basis in the Second Quarter of 2023

Boston, MA – May 4, 2023— DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today announced its first quarter 2023 financial results. The Company also posted a first quarter 2023 business update and an earnings presentation on the Investor Relations section of its website at investors.draftkings.com.

First Quarter 2023 Highlights

For the three months ended March 31, 2023, DraftKings reported revenue of $770 million, an increase of 84% compared to $417 million during the same period in 2022 driven primarily by efficient acquisition of new customers, product innovation driving higher hold percentage, decreased promotional intensity in more mature states, and continued healthy customer retention.

"DraftKings’ first quarter performance – 84% year-over-year revenue growth and share gains underpinned by a relentless focus on operational efficiency – demonstrates that this is a company positioned for sustained success,” said Jason Robins, DraftKings’ Chief Executive Officer and Co-founder. “We delivered highly successful online sportsbook launches in Ohio and our home state of Massachusetts and continued to create meaningful product differentiation driven by in-house innovations. We acquired customers faster and more efficiently and, importantly, saw healthy retention across cohorts. Looking at the remainder of 2023, I am confident DraftKings is well-positioned to achieve profitability on an Adjusted EBITDA basis in the near-term and deliver long-term value for our shareholders.”

“Strong execution across the organization is showing up in our results,” added Jason Park, DraftKings’ Chief Financial Officer. “Revenue grew at a healthy rate due to core drivers around customer acquisition, retention and monetization, including decreased promotional intensity and higher structural hold. In addition, our efficiency efforts produced clear results as demonstrated by significant year-over-year increases in gross margin and Adjusted EBITDA. Therefore, we are increasing the midpoint of our fiscal year 2023 revenue guidance to $3.185 billion from $2.95 billion and improving the midpoint of our fiscal year 2023 Adjusted EBITDA guidance to ($315) million from ($400) million.”

Continued Healthy Growth in Customer Retention, Acquisition, and Engagement

•Monthly Unique Payers (“MUPs”) increased to 2.8 million average monthly unique paying customers in the first quarter of 2023, representing an increase of 39% compared to the first quarter of 2022. This increase reflects strong unique payer retention and acquisition across DraftKings’ Sportsbook and iGaming products as well as the expansion of its Sportsbook and iGaming products into new jurisdictions.

•Average Revenue per MUP (“ARPMUP”) was $92 in the first quarter of 2023, representing a 35% increase compared to the same period in 2022. This increase was primarily due to improvement in the Company’s structural sportsbook hold rate and reduced promotional intensity.

•Detailed financial data and other information for the first quarter of 2023 is available in the financial statements set forth below under the caption “Financial Results.”

Raising 2023 Revenue Guidance and Improving 2023 Adjusted EBITDA Guidance

•DraftKings is raising its fiscal year 2023 revenue guidance to a range of $3.135 billion to $3.235 billion from the range of $2.85 billion to $3.05 billion, which the Company previously announced on February

16, 2023. The Company’s updated 2023 revenue guidance range equates to year-over-year growth of 40% to 44%.

•DraftKings is also improving its fiscal year 2023 Adjusted EBITDA guidance. The Company now expects fiscal year 2023 Adjusted EBITDA of between ($290) million and ($340) million compared to its prior fiscal year 2023 Adjusted EBITDA guidance of between ($350) million and ($450) million, which the Company previously announced on February 16, 2023.

•The Company’s revenue and Adjusted EBITDA guidance for fiscal year 2023 includes all the existing jurisdictions in which it is live plus Puerto Rico, in which it expects to launch during the guided period.

Expanded Mobile Sports Betting Footprint

•DraftKings is live with mobile sports betting in 21 states that collectively represent approximately 44% of the U.S. population following the launch of its online Sportsbook product in Massachusetts on March 10, 2023.

•DraftKings is also live with iGaming in 5 states, representing approximately 11% of the U.S. population.

•DraftKings is live with its Sportsbook and iGaming products in Ontario, Canada, which represents approximately 40% of Canada’s population.

•Kentucky and Puerto Rico have authorized mobile sports betting and collectively represent approximately 2% of the U.S. population. DraftKings expects to launch its Sportsbook product in these jurisdictions pending licensure and regulatory approvals.

•In 2023, 12 states that collectively represent approximately 24% of the U.S. population have either introduced legislation to legalize mobile sports betting or introduced bills that may result in sports wagering referendums during an upcoming election. In addition, 5 states that collectively represent approximately 14% of the U.S. population have either introduced legislation to legalize iGaming or introduced a bill that may result in an iGaming referendum during an upcoming election.

Webcast and Conference Call Details

As previously announced, DraftKings will host a conference call and audio webcast tomorrow, Friday, May 5, 2023, at 8:30 a.m. ET, during which management will discuss the Company’s results for the quarter and provide commentary on business performance. A question and answer session will follow the prepared remarks.

To listen to the audio webcast and live question and answer session, please visit DraftKings’ investor relations website at investors.draftkings.com. A live audio webcast of the earnings conference call will be available on the Company’s website at investors.draftkings.com, along with a copy of this press release, the Company’s Quarterly Report on Form 10-Q, a slide presentation and a first quarter 2023 business update. The audio webcast will be available on the Company’s investor relations website until 11:59 p.m. ET on June 30, 2023.

Financial Results

DraftKings’ first quarter 2023 financial results, as well as the financial results for the respective comparative period, are presented below:

DRAFTKINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value)

	March 31, 2023
	(Unaudited)	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,087,668	$1,309,172
Cash reserved for users	436,935	469,653
Receivables reserved for users	124,536	160,083
Accounts receivable	41,423	51,097
Prepaid expenses and other current assets	115,194	94,836
Total current assets	1,805,756	2,084,841
Property and equipment, net	62,273	60,102
Intangible assets, net	754,509	776,934
Goodwill	886,373	886,373
Operating lease right-of-use assets	60,804	65,957
Equity method investment	9,961	10,080
Deposits and other non-current assets	159,598	155,865
Total assets	$3,739,274	$4,040,152

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$508,725	$517,587
Liabilities to users	670,456	686,173
Operating lease liabilities, current portion	3,975	4,253
Other current liabilities	48,733	38,444
Total current liabilities	1,231,889	1,246,457
Convertible notes, net of issuance costs	1,251,758	1,251,103
Non-current operating lease liabilities	66,466	69,332
Warrant liabilities	27,715	10,680
Long-term income tax liability	69,238	69,858
Other long-term liabilities	74,428	70,029
Total liabilities	$2,721,494	$2,717,459
Commitments and contingent liabilities

Stockholders' equity:
Class A common stock, $0.0001 par value; 900,000 shares authorized as of March 31, 2023 and December 31, 2022; 471,723 and 459,265 shares issued and 461,634 and 450,575 outstanding as of March 31, 2023 and December 31, 2022, respectively	$46	$45
Class B common stock, $0.0001 par value; 900,000 shares authorized as of March 31, 2023 and December 31, 2022; 393,014 shares issued and outstanding as of March 31, 2023 and December 31, 2022	39	39
Treasury stock, at cost; 10,089 and 8,690 shares as of March 31, 2023 and December 31, 2022, respectively	(359,491)	(332,133)
Additional paid-in capital	6,869,647	6,750,055
Accumulated deficit	(5,528,949)	(5,131,801)
Accumulated other comprehensive income	36,488	36,488
Total stockholders’ equity	$1,017,780	$1,322,693
Total liabilities and stockholders’ equity	$3,739,274	$4,040,152

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except loss per share data)

	Three months ended March 31,
	2023	2022
Revenue	$769,652	$417,205
Cost of revenue	521,740	313,379
Sales and marketing	389,133	321,452
Product and technology	88,088	81,352
General and administrative	160,476	216,606
Loss from operations	(389,785)	(515,584)
Other income (expense):
Interest income	11,795	801
Interest expense	(655)	(653)
(Loss) gain on remeasurement of warrant liabilities	(17,035)	12,681
Other income, net	19	37,882
Loss before income tax provision and loss from equity method investment	(395,661)	(464,873)
Income tax provision	1,368	469
Loss from equity method investment	119	2,351
Net loss attributable to common stockholders	$(397,148)	$(467,693)

Loss per share attributable to common stockholders:
Basic and diluted	$(0.87)	$(1.14)

DRAFTKINGS INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Amounts in thousands, except loss per share data)

	Three months ended March 31,
	2023	2022
Adjusted EBITDA	$(221,611)	$(289,509)
Adjusted Loss Per Share	$(0.51)	$(0.74)

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2023	2022
Operating Activities:
Net loss	$(397,148)	$(467,693)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	48,213	32,225
Non-cash interest expense	157	654
Stock-based compensation expense	117,400	187,077
Loss from equity method investment	119	2,351
Loss (gain) on remeasurement of warrant liabilities	17,035	(12,681)
Loss (gain) on marketable equity securities and other financial assets	136	(37,433)
Deferred income taxes	2,254	256
Other expenses, net	(2,726)	(768)
Change in operating assets and liabilities:
Receivables reserved for users	35,547	(3,997)
Accounts receivable	9,674	(2,347)
Prepaid expenses and other current assets	(10,069)	(30,887)
Deposits and other non-current assets	(3,464)	(493)
Operating leases, net	1,864	(125)
Accounts payable and accrued expenses	(6,292)	(16,087)
Liabilities to users	(15,717)	(8,099)
Long-term income tax liability	(620)	(178)
Other long-term liabilities	2,145	1,507
Net cash flows used in operating activities	$(201,492)	$(356,718)
Investing Activities:
Purchases of property and equipment	(7,094)	(8,614)
Cash paid for internally developed software costs	(19,419)	(13,195)
Acquisition of gaming licenses	(1,362)	(267)
Other investing activities, net	311	(989)
Net cash flows used in investing activities	$(27,564)	$(23,065)
Financing Activities:
Purchase of treasury stock	(27,358)	(14,083)
Proceeds from exercise of stock options	2,192	1,770
Net cash flows used in financing activities	$(25,166)	$(12,313)
Net decrease in cash and cash equivalents and restricted cash	(254,222)	(392,096)
Cash and cash equivalents and restricted cash at the beginning of period	1,778,825	2,629,842
Cash and cash equivalents and restricted cash, end of period	$1,524,603	$2,237,746

Disclosure of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,087,668	$1,772,892
Cash reserved for users	436,935	464,854
Total cash, cash equivalents and restricted cash, end of period	$1,524,603	$2,237,746

Supplemental Disclosure of Noncash Investing and Financing Activities:
Investing activities included in changes in accounts payable and accrued expenses	$(679)	$7,604
Supplemental Disclosure of Cash Activities:
Decrease in cash reserved for users	$(32,718)	$(12,096)
Cash paid for interest	—	—

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA and Adjusted Earnings Per Share, which are non-GAAP financial measures that DraftKings uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes Adjusted EBITDA and Adjusted Earnings Per Share are useful in evaluating its operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted Earnings Per Share are not intended to be substitutes for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

DraftKings defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings defines and calculates Adjusted Earnings Per Share as basic and diluted loss per share attributable to common stockholders before the impact of amortization of acquired intangible assets; stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA and Adjusted Earnings Per Share exclude certain expenses that are required in accordance with GAAP because they are non-recurring items (for example, in the case of transaction-related costs and advocacy and other related legal expenses), non-cash expenditures (for example, in the case of amortization of acquired intangible assets, depreciation and amortization, remeasurement of warrant liabilities and stock-based compensation), or non-operating items which are not related to the Company’s underlying business performance (for example, in the case of interest income and expense and litigation, settlement and related costs).

The unaudited table below presents the Company’s Adjusted EBITDA reconciled to its net loss, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three months ended March 31,
(amounts in thousands)	2023	2022
Net loss	$(397,148)	$(467,693)
Adjusted for:
Depreciation and amortization (1)	48,213	32,225
Interest income, net	(11,140)	(148)
Income tax provision	1,368	469
Stock-based compensation (2)	117,400	187,077
Transaction-related costs (3)	—	3,774
Litigation, settlement, and related costs (4)	2,563	1,950
Advocacy and other related legal expenses (5)	—	—
Loss (gain) on remeasurement of warrant liabilities	17,035	(12,681)
Other non-recurring costs and non-operating (income) costs (6)	98	(34,482)
Adjusted EBITDA	$(221,611)	$(289,509)

(1)The amounts include the amortization of acquired intangible assets of $29.8 million and $19.2 million for the three months ended March 31, 2023 and 2022, respectively.
(2)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(3)Includes capital markets advisory, consulting, accounting and legal expenses related to evaluation, negotiation and integration costs incurred in connection with pending or completed transactions and offerings, including costs relating to DraftKings’ acquisition of Golden Nugget Online Gaming, Inc. in 2022.
(4)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to DraftKings’ core business operations.
(5)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate certain product offerings and is actively seeking licensure, or similar approval, for those product offerings. For the three months ended March 31, 2023 and 2022, DraftKings did not incur any such costs. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and DraftKings currently operates.
(6)Primarily includes the change in fair value of certain financial assets, as well as the Company’s equity method share of the investee’s losses and other costs relating to non-recurring and non-operating items.

The unaudited table below presents the Company’s Adjusted Earnings Per Share reconciled to its basic and diluted loss per share attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three months ended March 31,
	2023	2022
Basic and diluted loss per share attributable to common stockholders	$(0.87)	$(1.14)
Adjusted for:
Stock-based compensation (1)	0.26	0.46
Amortization of acquired intangible assets	0.07	0.05
Transaction-related costs (2)	—	0.01
Litigation, settlement, and related costs (3)	0.01	0.01
Loss (gain) on remeasurement of warrant liabilities	0.04	(0.03)
Advocacy and other related legal expenses (4)	—	—
Other non-recurring costs and non-operating (income) costs (5)	—	(0.09)
Adjusted Loss Per Share*	$(0.51)	$(0.74)
_____________
*    Weighted average number of shares used to calculate Adjusted Earnings Per Share for the first quarter of 2023 was 455.1 million; totals may not sum due to rounding.
(1)Reflects stock-based compensation expenses per share resulting from the issuance of awards under incentive plans.
(2)Reflects capital markets advisory, consulting, accounting and legal expenses per share related to evaluation, negotiation and integration costs incurred in connection with pending or completed transactions and offerings, including costs relating to DraftKings’ acquisition of Golden Nugget Online Gaming, Inc. in 2022.
(3)Primarily reflects external legal costs related to litigation and litigation settlement costs, in each case per share, deemed unrelated to DraftKings’ core business.
(4)Reflects non-recurring and non-ordinary course costs per share relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate certain product offerings and is actively seeking licensure, or similar approval, for those product offerings. For the three months ended March 31, 2023 and 2022, DraftKings did not incur any such costs. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and DraftKings currently operates.
(5)Primarily includes the change in fair value of certain financial assets, as well as the Company’s equity method share of the investee’s losses and other costs relating to non-recurring and non-operating items, in each case per share.

Information reconciling forward-looking fiscal year 2023 Adjusted EBITDA guidance to its most directly comparable GAAP financial measure, net income (loss), is unavailable to DraftKings without unreasonable effort due to, among other things, certain items required for such reconciliations being outside of DraftKings’ control and/or not being able to be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. DraftKings provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, the Company cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. DraftKings provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with DraftKings’ results calculated in accordance with GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston, and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 23 states and in Ontario, Canada. The Company operates iGaming pursuant to regulations in 5 states and in Ontario, Canada under its DraftKings brand and pursuant to regulations in 3 states under its Golden Nugget Online Gaming brand. DraftKings’ daily fantasy sports product is available in 44 states, certain Canadian provinces and the United Kingdom. DraftKings is both an official daily fantasy and sports betting partner of the NFL, NHL, PGA TOUR and UFC, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. Launched in 2021, DraftKings Marketplace is a digital collectibles ecosystem designed for mainstream accessibility that offers curated NFT drops and supports secondary-market transactions. In addition, DraftKings owns and operates Vegas Sports Information Network (VSiN), a multi-platform broadcast and content company. DraftKings is committed to being a responsible steward of this new era in real-money gaming with a Company-wide focus on responsible gaming and corporate social responsibility.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media, entertainment, gaming, and software industries in the markets in which DraftKings operates; market and global conditions and economic factors, including the potential adverse effects of the global coronavirus pandemic (or the emergence of additional variants or strains thereof), as well as the potential impact of general economic conditions, including inflation, rising interest rates and instability in the banking system, on DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

Contacts

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